McCormick to Acquire Reckitt Benckiser’s Food Division Investor Presentation / July 19, 2017

Certain information contained in this presentation and our remarks that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as "may," "will," "expect," "should," "anticipate," "intend," "believe" and "plan." The forward-looking statements contained in this presentation and our remarks include, without limitation, statements related to: the planned acquisition of RB Foods and the timing and financing thereof; the ability to obtain regulatory approvals and meet other closing conditions for the planned acquisition; the expected impact of the planned acquisition, including among others, on the company’s net sales, Adjusted EBITDA and Leverage Ratio, both as previously defined; expected trends in net sales, earnings performance and other financial measures; expectations regarding improved scale, growth potential in various products, geographies and market categories, including the impact from innovation, a more diverse product offering and millennial household penetration; expectations regarding growth in the Hot Sauce category; the realization of anticipated cost synergies, margin expansion and adjusted earnings per share accretion from the acquisition; the ability to retain key personnel; and the anticipated sufficiency of future cash flows to enable the payments of interest and repayment of short- and long-term debt as well as quarterly dividends. These and other forward-looking statements are based on management's current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by factors such as: risks associated with acquisitions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable anti-trust legislation and other regulatory and third party consents and approvals; potential volatility in the capital markets and impact on the ability to complete the proposed debt and equity financing necessary to satisfy the purchase price; failure to retain key management and employees of RB Foods; issues or delays in the successful integration of RB Foods’ operations with those of the Company, including incurring or experiencing unanticipated costs and/or delays or difficulties; difficulties or delays in the successful transition of the RB Foods’ business from the information technology systems of RB to those of McCormick as well as risks associated with other integration or transition of the operations, systems and personnel of RB Foods, each, as applicable, within the term of the six-month post-closing transition services agreement between McCormick and RB; future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; unfavorable reaction to the acquisition by customers, competitors, suppliers and employees; conditions affecting the industry generally; local and global political and economic conditions; conditions in the securities market that are less favorable than expected; and changes in the level of capital investment, and other risks described in the company's filings with the Securities and Exchange Commission, including McCormick’s Annual Report on Form 10-K for the year ended November 30, 2016. Actual results could differ materially from those projected in the forward-looking statements. The company undertakes no obligation to update or revise publicly, any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. Forward-looking information 2

3 OUR VISION IS TO BRING THE JOY OF FLAVOR TO LIFE OUR MISSION IS TO MAKE EVERY MEAL & MOMENT BETTER

McCormick is the new home of Frank’s RedHot and French’s 4  McCormick to acquire Reckitt Benckiser’s Food Division (“RB Foods”) for $4.2 billion in cash ̶ 2017E revenue of $581 million and Adj. EBITDA of $215 million ̶ Pro forma annual net sales of approximately $5 billion with significant margin accretion  Iconic, market leading brands highly complementary to McCormick’s portfolio ̶ Leadership position in high growth U.S. and Canada Hot Sauce category with #1 brand ̶ #1 market position in U.S. and Canada Mustard category ̶ French’s ® and Frank’s RedHot ® will be our #2 and #3 brands, respectively  Advancement from #10 to a leading position in U.S. Condiments  Dedicated state-of-the-art manufacturing facility in Springfield, MO (1) McCormick’s estimate of RB Foods revenue and Adj. EBITDA for its fiscal year ending Dec. 2017. (1)

Iconic flavor brands with leading market share positions in desired categories Clear leader in on-trend category  Frank’s RedHot is the #1 Hot Sauce in the U.S. and Canada with a passionate consumer following An American icon since 1904  #1 Mustard in the U.S. and Canada delivering classic flavor for generations Strong presence in Foodservice  A leading Barbecue Sauce in U.S. Foodservice Holiday must-have  #2 best selling food item during Thanksgiving week 5

6 This acquisition is a momentous step in executing the strategy presented at Investor Day Bigger, broader acquisition agenda  Adds significant scale in key categories and channels  Advances us from #10 to a leading position in U.S. Condiments  Frank’s RedHot and French’s are market leading brands  International opportunity to leverage our scale  Hot Sauce category is on-trend  French’s combines Classic Americana with exciting new flavors  Clean label, natural ingredients  Over-indexes with millennials Grow healthy, flavorful offerings Drive growth in Consumer and Industrial segments  Increases our scale in U.S. and Canada Branded Foodservice by over 50%  Significant opportunity through full portfolio offering  Leverages complementary distributor relationships

Hot Sauce is an on-trend category and Frank's RedHot is the clear leader

Frank's RedHot is the #1 brand in an advantaged category

- Growing interest in flavor
- Aligned with expanding diversity in U.S. households

Frank's RedHot sales growth beats category growth:

($ in millions)



CAGR: 7.8%
(Category CAGR: 5.5%)(1)
$185
$198
$215
2014
2015
2016

Millennials have a strong affinity for hot sauce

Frank's RedHot millennial index: **144**





I put that on everything™
DO YOU?

*Much like our **Old Bay®** fans, **Frank's RedHot** enthusiasts are deeply passionate about the brand*

(1) Nielsen.

7

 No High Fructose Corn Syrup  All ingredients non-GMO French’s Ketchup over-indexes with millennials The classic brand and flavor of mustard you know and love French’s Ketchup is differentiated as a better-for-you option French’s is Classic Americana Crispy Vegetables are a holiday tradition Innovation expands crunch and flavor to many different foods 8 Key ingredient in the #1 most Googled recipe in 2016  Relevant through innovation  Pipeline of new products and formats

Significant growth to our Industrial segment Increases our scale in U.S. and Canada Branded Foodservice by over 50% McCormick products 9 Meaningful growth synergies expected between RB Foods and McCormick products in Fast Casual and other channels Illustrative new tabletop format

Global infrastructure to accelerate growth 10 We plan to make Frank’s RedHot the #1 Hot Sauce globally

Accretive financial impact to McCormick Value creation  $4.2 billion transaction value implies a multiple of 19.6x 2017E Adj. EBITDA(1) or 15.9x including anticipated run-rate synergies  Expected sales growth is in line with McCormick’s long term targets  Meaningful margin enhancement anticipated  Expected to be approximately 5% accretive(2) to McCormick’s Adj. EPS in Year 1, and approximately 10% accretive(2) including full realization of run-rate synergies  Approximately $50 million anticipated annually, majority achieved by 2020 - Split between SG&A and COGS  Approximately $140 million in transaction and integration costs, mostly in 2017 Synergies and one-time costs Capital structure  Commitment to strong Investment Grade rating and returning to current credit profile  Leverage ratio of 4.9x(3), deleveraging to approximately 3x by 2020 year-end  Financing expected through new term loans, senior unsecured notes and equity  Maintain current dividend policy and curtail share repurchase program 11 (1) Based on 2017E Adj. EBITDA of $215m. (2) Pro forma EPS adjusted for transaction and integration costs, including certain purchase accounting adjustments and ongoing amortization costs. (3) Represents net leverage based on 2017E pro forma Adj. EBITDA excluding synergies and assuming a $500M new equity issuance.

Combination of powerful flavor brands to drive shareholder value 12 Further enhances McCormick’s scale − Approx. $5bn pro forma sales and $1bn pro forma Adj. EBITDA Iconic brands with leading market shares − Advances McCormick from #10 to a leading position in U.S. Condiments Meaningful margin and earnings accretion International and Foodservice opportunities

Certain disclosures in this presentation and our remarks represent non-GAAP financial measures which are prepared as a complement to our financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”). As a result of the significance of this pending acquisition, the Company is modifying how we define certain non-GAAP financial measures. We define “Adjusted EBITDA” as net income before interest, income taxes, depreciation and amortization, and as further adjusted for cash and non-cash acquisition-related expenses (which may include the effect of the fair value adjustment of acquired inventory on cost of goods sold); and certain gains or losses (which may include third party fees and expenses, and integration costs). We define “Adjusted EPS” as diluted earnings per share, as adjusted for cash and non-cash acquisition-related expenses (which may include the previously described fair value adjustment of acquired inventory and the effect of amortization of acquired intangible assets) and certain gains or losses, as previously defined, and special charges (which may include expenses, including related impairment charges, associated with certain actions undertaken by the Company to reduce fixed costs, simplify or improve processes, and improve our competitiveness and are of such significance in terms of both up-front costs and organizational/structural impact to require advanced approval of our Management Committee), all net of tax. The Company’s estimate of RB Foods’ Adjusted EBITDA is based only on projected financial information available as of the date hereof. The Company’s estimate of the combined revenue and Adjusted EBITDA of McCormick and RB Foods is based only on projected financial information as of the date hereof. The Company believes that Adjusted EBITDA is useful to investors in evaluating the Company's operating performance and liquidity because (i) it is a widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, (ii) it presents a meaningful measure of corporate performance exclusive of the Company's capital structure and is the method by which we evaluate acquisitions, and (iii) it is a widely accepted financial indicator of a company's ability to service its debt. The Company believes that Adjusted EPS provides additional information that enables enhanced comparisons to prior periods and, accordingly, facilitates the development of future projections and earnings growth prospects. Adjusted EPS is also used by management to measure the profitability of our ongoing operations and analyze our business performance and trends. In addition to the above non-GAAP financial measure, we define “Leverage Ratio” as net debt (which is total debt, net of cash) to Adjusted EBITDA. That ratio is a widely-used measure of our ability to repay outstanding debt obligations and is a meaningful metric to investors in evaluating our financial leverage. Our long-term Leverage Ratio target is 1.5 to 1.8. Our Leverage Ratio can be temporarily impacted by our acquisition activity. These non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, these non-GAAP financial measures may not be comparable to similarly titled measures of other companies because other companies may not calculate them in the same manner that we do. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. The Company provides its 2017 expectations as to the effect of the RB Foods acquisition on a non-GAAP basis, including the non-GAAP measures previously noted. We have not provided a reconciliation of these non-GAAP financial measures to the related GAAP financial measures as these non-GAAP measures are solely associated with forward- looking information and such reconciliations would require unreasonable efforts at this time to forecast and quantify certain amounts that are necessary for such reconciliation, including adjustment that could be made for matters including, but not limited to, cash and non-cash acquisition related expenses, gains and losses, both as previously described, and other charges reflected in the Company’s reconciliation of historic amounts, the amounts of which, based on historical experience could be significant. Non-GAAP Financial Measures 13